SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a transcript of a presentation to employees by Carol Bartz, Chief Executive Officer of Autodesk, Inc. (“Autodesk”) regarding Autodesk’s Special Meeting of Stockholders to be held on November 10, 2005 (the “Special Meeting”) and the proposed 2006 Employee Stock Plan. The transcript will be posted on Autodesk’s internal web site. A copy of the 2006 Employee Stock Plan, as currently proposed for approval at the Special Meeting, can be found by reference to Appendix A to Autodesk’s Proxy Statement filed on September 27, 2005 (Commission File No. 000-14338).

Last week we filed documents with the Securities and Exchange Commission stating our intent to ask our shareholders to approve a new Employee Stock Plan. Our Board of Directors approved the proposed plan, and now we must get the shareholders to vote to approve it before it can become effective.

We’ve made several changes from the plan that was narrowly rejected by shareholders last June, and there have been changes in the company’s position as well.

We are confident that the plan we’ve proposed is robust enough to meet the company’s and employees’ needs.

As a result of these changes we expect the most influential shareholder advisory agency – the Institutional Shareholders Services, or ISS – will recommend a vote in favor of the plan. In June they recommended against it.

The date for the proxy vote is November 10, 2005.

Everyone who owned shares, not options, of Autodesk stock on September 15, should receive proxy information and instructions about how to cast your ballot.

If you told your stock broker to send these materials electronically, you should have already received your proxy in your e-mail.

If you chose regular mail notification, you’ll receive hard copy in the mail shortly.

I think you all know how important this vote is.

We lost the last shareholder vote for a stock plan in June by a very small percentage and our current stock plan ends next March 2006.

The executive team and the Board firmly believe stock options are a valuable part of our overall employee incentive program.

I know you feel that way, too.

To help ensure our ability to grant stock options to employees, you should vote in favor of this proposal. Should I say that again, just to be sure everyone’s clear?

There’s more information available on the Infosys stock page. Watch Infosys and your e-mail for reminders. Every vote is vital!